Exhibit (c)(4)

PRELIMINARY DRAFT Project Ocean Discussion Materials Goldman, Sachs & Co. March 14, 2008

PRELIMINARY DRAFT Table of Contents I. Situation Overview II. Option A: CastlePoint Acquisition of Tower III. Option B: Tower Acquisition of CastlePoint IV. Option C: CastlePoint Share Repurchase Appendix A: Assumptions

PRELIMINARY DRAFT I. Situation Overview Situation Overview 1

PRELIMINARY DRAFT Evolution of CastlePoint Performance Relative to Tower Relative Trading Performance YTD 2008 Exchange Ratio 11-Dec-07 13-Mar-08 % Change Price Tower $ 32.40 $ 25.08 (22.6)% CastlePoint 12.10 10.00 (17.4) 2008 P / E (IBES) Tower 13.2 x 8.4 x (36.8)% CastlePoint 10.5 5.6 (47.2) 2009 P / E (IBES) Tower 10.8 x 7.7 x (29.0)% CastlePoint 6.4 4.5 (28.6) P / B (ex. AOCI) Tower 2.5 x 1.9 x (24.1)% CastlePoint 1.1 0.9 (18.4) 0.40x 0.42x 0.33x 0.35x 0.37x 0.40x 0.42x 0.45x 0.47x Jan-2008 Jan-2008 Jan-2008 Jan-2008 Feb-2008 Feb-2008 Mar-2008 Mar-2008 Exchange Ratio CastlePoint / Tower YTD Average Source: Bloomberg, IBES Note: Market data as of 13-Mar-2008. Situation Overview 2

PRELIMINARY DRAFT Overview of Potential “Option C“ Use of excess capital and leverage capacity to fund a significant share repurchase (“recap”) — Tower does not participate, and therefore its ownership of CastlePoint will increase — Tower ownership could be further increased via a tender offer, subject to regulatory and tax limitations Exit some or all non-Tower businesses Tower and CastlePoint alter relationship — Reduce reinsurance participation percentage — Embed mechanism for renewal of contract on a regular basis — Tower enters new reinsurance relationship with external reinsurers on more favorable terms Additional share repurchase capacity from: — Exiting some or all non-Tower business — Reducing quota share percentage with Tower CastlePoint raises common dividend Situation Overview 3

PRELIMINARY DRAFT

Goldman Sachs

Overview of Potential CastlePoint Strategic Alternatives

Realization of Strategic Objectives

CastlePoint Goal	Option A	Option B	Option C
■ Certainty of shareholder value creation	?	✓	?
■ Alternative to growing 3rd party business in unfavorable market conditions	✓	✓	✓
■ Maintain Bermuda platform	✓	✗	✓
■ Relieve conflicts of interest	✓	✓	✓ / ?
■ Reduce two-way reliance between Tower and CastlePoint	✓	✓	✓
■ Effectively use CastlePoint excess capital	✓	✓	✓
■ Minimize execution risk in any alternative	✗	?	✓

Situation Overview 4

PRELIMINARY DRAFT

Goldman Sachs

Overview of Potential CastlePoint Strategic Alternatives

Benefits and Considerations – CastlePoint Perspective

	Option A	Option B	Option C
Benefits	■ Combines "best of both worlds" - U.S. insurance distribution with capital provided via a Bermuda platform ■ Potential for meaningful synergies ■ Aligns management and shareholders; removes potential conflicts ■ Potential for CastlePoint valuation multiple expansion	■ Transaction can be structured with cash and stock to provide liquidity or allow CastlePoint shareholders to share in upside ■ CastlePoint shareholders could receive a premium for their shares ■ Partial cash-out of CastlePoint shareholders ■ Potential for Tower EPS accretion without significant negative impact on tangible book value per share ■ Aligns management and shareholders; removes potential conflicts	■ Ability for CastlePoint shareholders to receive premium to current trading price ■ Preserves some upside in the form of shares retained ■ Less execution risk than Option A and B and the status quo business model ■ A stock repurchase could be highly accretive to CastlePoint
Considerations	■ CastlePoint will need to pay a premium to Tower shareholders ■ CastlePoint's smaller size, lack of financial flexibility and low P/E ratio limit ability to pay ■ Tower could be "put in play" and sold to third party which could damage CastlePoint prospects ■ CastlePoint stock trading below book value – potentially expensive to raise equity capital ■ Transaction negatively impacts tangible book value per share for current shareholders ■ Substantial investment by sponsor would introduce control issues ■ Highly levered transaction ■ CFC issues	■ CastlePoint shares trading below book value post Q4 2007 earnings call ■ Material tax costs and loss of Bermuda platform could impact Tower's valuation and therefore the value to CastlePoint shareholders ■ Taxable to CastlePoint shareholders	■ Shareholder value creation relative to IPO price ■ Shareholder reaction to transformational event that leaves CastlePoint public

Situation Overview 5

PRELIMINARY DRAFT II. Option A: CastlePoint Acquisition of Tower Option A: CastlePoint Acquisition of Tower 6

PRELIMINARY DRAFT Transaction Sources and Uses Option A: CastlePoint Acquisition of Tower – CastlePoint Shares Issued at $11.00 per share ($ in millions) Tower Purchase Price $ 28.00 $ 29.00 $ 30.00 $ 31.00 $ 32.00 $ 33.00 Premium to Current: $25.08 Current 11.6% 15.6% 19.6% 23.6% 27.6% 31.6 % Premium to 3 Month VWAP: $28.95 Tower (3.3) 0.2 3.6 7.1 10.6 14.0 Price / Earnings 2008E 8.4 x 9.3 x 9.7 x 10.0 x 10.3 x 10.7 x 11.0 x Price / Book Value ex. AOCI 31-Dec-2007 Stated 1.9 x 2.1 x 2.2 x 2.2 x 2.3 x 2.4 x 2.5 x 31-Dec-2007 Tangible 2.1 2.3 2.4 2.5 2.6 2.7 2.8 Sources: CastlePoint Cash On-Hand $ 70.0 $ 70.0 $ 70.0 $ 70.0 $ 70.0 $ 70.0 Excess Capital from CPRe 75.0 75.0 75.0 75.0 75.0 75.0 Debt 200.0 200.0 200.0 200.0 200.0 200.0 Trust Preferred 0.0 0.0 0.0 0.0 0.0 0.0 Common Stock - Sponsor Investment 256.5 280.1 303.7 327.3 351.0 374.6 Common Stock - Michael Lee Investment 75.0 75.0 75.0 75.0 75.0 75.0 Total Sources $ 676.5 $ 700.1 $ 723.7 $ 747.3 $ 771.0 $ 794.6 Uses: Gross Aggregate Purchase Price for Tower Equity $ 661.5 $ 685.1 $ 708.7 $ 732.3 $ 756.0 $ 779.6 Less: Tower Pre-Transaction Special Dividend 0.0 0.0 0.0 0.0 0.0 0.0 Less: Tower excess Cash 0.0 0.0 0.0 0.0 0.0 0.0 Net Aggregate Purchase Price for Tower Equity $ 661.5 $ 685.1 $ 708.7 $ 732.3 $ 756.0 $ 779.6 Plus: Transaction Fees and Expenses 15.0 15.0 15.0 15.0 15.0 15.0 Total Uses $ 676.5 $ 700.1 $ 723.7 $ 747.3 $ 771.0 $ 794.6 Pro Forma Ownership Sponsor Pro Forma Ownership 35.4% 37.4% 39.3% 41.2% 42.8% 44.4 % Michael Lee Ownership 10.4 10.0 9.7 9.4 9.2 8.9 Note: Pro forma combination adjustments and other assumptions per guidance of CastlePoint Special Committee and as referenced in Option A Transaction Assumptions. Sources and uses per guidance of CastlePoint management. Market data as of 13-Mar-2008. Option A: CastlePoint Acquisition of Tower 7

PRELIMINARY DRAFT Illustrative Pro Forma Impact Option A: CastlePoint Acquisition of Tower – CastlePoint Shares Issued at $11.00 per share Tower Purchase Price $ 28.00 $ 29.00 $ 30.00 $ 31.00 $ 32.00 $ 33.00 Premium to Current: $25.08 11.6% 15.6% 19.6% 23.6% 27.6% 31.6 % Premium to 3 Month VWAP: $28.95 (3.3) 0.2 3.6 7.1 10.6 14.0 CastlePoint Stand Alone 2008E EPS Accretion / (Dilution) Delta $ 1.80 $ 0.11 $ 0.05 $(0.01) $(0.06) $(0.11) $(0.16) 2008 ROACE (ex. AOCI) Delta (bps) 15.2% 470 bps 434 bps 400 bps 366 bps 334 bps 303 bps 2008 ROATCE (ex. AOCI) Delta (bps) 15.2% 1,442 bps 1,443 bps 1,445 bps 1,446 bps 1,448 bps 1,449 bps Pro Forma Common BVPS ex. AOCI 31-Dec-2007 (At Close) - Stated $ 11.04 $ 11.03 $ 11.02 $ 11.02 $ 11.02 $ 11.02 $ 11.02 31-Dec-2007 (At Close) - Tangible 11.04 4.74 4.60 4.45 4.32 4.20 $ 4.08 Adjusted Debt / TAC 31-Dec-2007 (At Close) 9.8% 26.7% 26.2% 25.6% 25.1% 24.7% 24.2% 2008E 24.3 23.9 23.4 23.0 22.6 22.2 Adjusted Debt / Tangible Capital 31-Dec-2007 (At Close) 9.8% 42.1% 42.1% 42.1% 42.1% 42.1% 42.1% 2008E 36.4 36.5 36.5 36.5 36.5 36.5 Note: Pro forma combination adjustments and other assumptions per guidance of CastlePoint Special Committee and as referenced in Option A Transaction Assumptions. Market data as of 13-Mar-2008. Option A: CastlePoint Acquisition of Tower 8

PRELIMINARY DRAFT Potential Pro Forma Value Creation Option A: CastlePoint Acquisition of Tower – CastlePoint Shares Issued at $11.00 per share Tower Purchase Price $ 28.00 $ 29.00 $ 30.00 $ 31.00 $ 32.00 $ 33.00 Premium to Current: $25.08 11.6% 15.6% 19.6% 23.6% 27.6% 31.6 % Premium to 3 Month VWAP: $28.95 (3.3) 0.2 3.6 7.1 10.6 14.0 EPS Impact to CastlePoint 2008E EPS $ 1.80 $ 1.91 $ 1.85 $ 1.79 $ 1.74 $ 1.69 $ 1.64 Accretion Dilution ($) 0.11 0.05 (0.01) (0.06) (0.11) (0.16) CastlePoint Share Price Impact: P / E Basis CastlePoint 2008 P / E 5.6 x $ 10.59 $ 10.25 $ 9.94 $ 9.64 $ 9.36 $ 9.10 Blended 2008 P / E (Earnings Weighted) 7.0 13.29 12.88 12.48 12.11 11.76 11.43 Tower 2008 P / E 8.4 15.93 15.43 14.95 14.51 14.09 13.70 Premium to Current CastlePoint ($10.00) CastlePoint 2008 P / E 5.6 x 5.9% 2.5% (0.6)% (3.6)% (6.4)% (9.0)% Blended 2008 P / E (Earnings Weighted) 7.0 32.9 28.8 24.8 21.1 17.6 14.3 Tower 2008 P / E 8.4 59.3 54.3 49.5 45.1 40.9 37.0 Note: Pro forma combination adjustments and other assumptions per guidance of CastlePoint Special Committee and as referenced in Option A Transaction Assumptions. Market data as of 13-Mar-2008. Option A: CastlePoint Acquisition of Tower 9

PRELIMINARY DRAFT III. Option B: Tower Acquisition of CastlePoint Option B: Tower Acquisition of CastlePoint 10

PRELIMINARY DRAFT CastlePoint Analysis at Various Prices Potential Cost of CastlePoint ($ in millions) Current CastlePoint Share Price Tower $ 10.00 $ 12.00 $ 13.00 $ 14.00 $ 15.00 Stand Alone Market Cap $ 382.9 $ 463.5 $ 504.5 $ 545.6 $ 586.6 $ 592.5 Less: Excess Cash1 $(70.0) (70.0) (70.0) (70.0) (70.0) - Less: Debt Capacity2 (80.0) (80.0) (80.0) (80.0) (80.0) - Adjusted Market Cap $ 232.9 $ 313.5 $ 354.5 $ 395.6 $ 436.6 $ 592.5 2008 Net Income: IBES $ 68.9 $ 68.9 $ 68.9 $ 68.9 $ 68.9 $ 70.9 Less: Foregone Income on Excess Cash3 (3.9) (3.9) (3.9) (3.9) (3.9) - Less: Interest Expense4 (5.6) (5.6) (5.6) (5.6) (5.6) - Adjusted Net Income $ 59.5 $ 59.5 $ 59.5 $ 59.5 $ 59.5 $ 70.9 Less: Tax Dis-Synergies (20.8) (20.8) (20.8) (20.8) (20.8) - Tax-Affected Adjusted Net Income $ 38.7 $ 38.7 $ 38.7 $ 38.7 $ 38.7 $ 70.9 2008 P / E Status Quo 5.6 x 6.7 x 7.3 x 7.9 x 8.5 x 8.4 x Adjusted P / E 3.9 5.3 6.0 6.7 7.3 8.4 Tax-Affected Adjusted P / E 6.0 8.1 9.2 10.2 11.3 8.4 P / B (31-Dec-2007) Status Quo 0.91 x 1.10 x 1.19 x 1.29 x 1.39 x 1.86 x Adjusted P / B 0.85 1.15 1.30 1.45 1.60 1.86 Note: Market data as of 13-Mar-2008. 1 Per guidance of CastlePoint management. 2 Debt capacity based on 30% debt / TAC. 3 Assumes 5.5% cost of cash. 4 Assumes interest expense of 7.0%. Option B: Tower Acquisition of CastlePoint 11

PRELIMINARY DRAFT Transaction Sources and Uses Option B: Tower Acquisition of CastlePoint ($ in millions) CastlePoint Purchase Price $ 12.00 $ 13.00 $ 14.00 $ 15.00 Premium to Current: $10.00 20.0% 30.0% 40.0% 50.0 % Premium to 3 Month VWAP: $11.66 Current 7.4 16.4 25.3 34.3 Price / Earnings 2008E 5.6 x 6.7 x 7.2 x 7.8 x 8.3 x Price / Book Value ex. AOCI 31-Dec-2007 Stated 0.9 x 1.1 x 1.2 x 1.3 x 1.4 x 31-Dec-2007 Tangible 0.9 1.1 1.2 1.3 1.4 Sources: CastlePoint Cash On-Hand $ 70.0 $ 70.0 $ 70.0 $ 70.0 Cash Contribution from CPRe 100.0 100.0 100.0 100.0 Debt 75.0 75.0 75.0 75.0 Common Equity 193.9 229.6 265.4 301.1 Total Sources $ 438.9 $ 474.6 $ 510.4 $ 546.1 Uses: Gross Aggregate Purchase Price for CastlePoint Equity $ 459.5 $ 497.8 $ 536.1 $ 574.3 Less: Value of CastlePoint Shares owned by Tower (30.6) (33.2) (35.7) (38.3) Net Aggregate Purchase Price for CastlePoint Equity 428.9 464.6 500.4 536.1 Plus: Transaction Fees and Expenses 10.0 10.0 10.0 10.0 Total Uses $ 438.9 $ 474.6 $ 510.4 $ 546.1 Pro Forma Ownership Tower Ownership 75.3% 72.1% 69.1% 66.3 % CastlePoint Ownership 24.7 27.9 30.9 33.7 Note: Pro forma combination adjustments and other assumptions per guidance of CastlePoint Special Committee and as referenced in Option B Transaction Assumptions. Sources and uses per guidance of CastlePoint management. Market data as of 13-Mar-2008. Option B: Tower Acquisition of CastlePoint 12

PRELIMINARY DRAFT Illustrative Pro Forma Impact Option B: Tower Acquisition of CastlePoint Tower Perspective CastlePoint Purchase Price $ 12.00 $ 13.00 $ 14.00 $ 15.00 Premium to Current: $10.00 20.0% 30.0% 40.0% 50.0 % Premium to 3 Month VWAP: $11.66 7.4 16.4 25.3 34.3 Tower Stand Alone 2008E EPS Accretion / (Dilution) Delta $ 3.00 $ 0.27 $ 0.13 $ 0.00 $(0.12) 2008 ROACE (ex. AOCI) Delta (bps) 20.2% 197 bps 116 bps 39 bps (31) bps 2008 ROATCE (ex. AOCI) Delta (bps) 22.5% 262 bps 271 bps 280 bps 289 bps Pro Forma Common BVPS ex. AOCI 31-Dec-2007 (At Close) - Stated $ 16.20 $ 16.32 $ 16.70 $ 17.05 $ 17.37 31-Dec-2007 (At Close) - Tangible 14.72 14.03 13.35 12.71 12.13 Adjusted Debt / TAC 31-Dec-2007 (At Close) 14.1% 25.3% 23.8% 22.4% 21.1% 2008E 21.5 20.3 19.2 18.1 Adjusted Debt / Tangible Capital 31-Dec-2007 (At Close) 15.4% 27.8% 27.4% 27.0% 26.6% 2008E 23.4 23.1 22.7 22.3 Tower Share Price Impact: P / E Basis Blended 2008 P / E (Earnings Weighted) 7.0 x $ 22.84 $ 21.85 $ 20.94 $ 20.10 Tower 2008 P / E 8.4 27.36 26.17 25.08 24.08 Premium to Current Tower ($25.08) Blended 2008 P / E (Earnings Weighted) 7.0 x (8.9)% (12.9)% (16.5)% (19.9)% Tower 2008 P / E 8.4 9.1 4.4 0.0 (4.0) Note: Pro forma combination adjustments and other assumptions per guidance of CastlePoint Special Committee and as referenced in Option B Transaction Assumptions. Market data as of 13-Mar-2008. Option B: Tower Acquisition of CastlePoint 13

PRELIMINARY DRAFT Illustrative Pro Forma Impact Option B: Tower Acquisition of CastlePoint CastlePoint Perspective Current CastlePoint Share Price $ 10.00 $ 12.00 $ 13.00 $ 14.00 $ 15.00 CastlePoint Pro Forma Ownership 24.7% 27.9% 30.9% 33.7 % Exchange Ratio 0.22 x 0.26 x 0.30 x 0.34 x Pro Forma EPS - CastlePoint Perspective $ 0.71 $ 0.80 $ 0.89 $ 0.97 Cash Consideration to CastlePoint Shareholders $ 6.58 $ 6.58 $ 6.58 $ 6.58 Value of Tower Shares - CastlePoint Perspective Blended 2008 P / E (Market Cap Weighted) 7.0 x $ 4.94 $ 5.60 $ 6.20 $ 6.75 Tower 2008 P / E 8.4 5.92 6.71 7.43 8.09 Pro Forma Share Price Range Blended 2008 P / E (Market Cap Weighted) 7.0 x $ 11.52 $ 12.17 $ 12.77 $ 13.33 Tower 2008 P / E 8.4 12.49 13.28 14.00 14.66 Premium / (Discount) to Current: $10.00 Blended 2008 P / E (Market Cap Weighted) 7.0 x 15.2% 21.7% 27.7% 33.3 % Tower 2008 P / E 8.4 24.9 32.8 40.0 46.6 Note: Pro forma combination adjustments and other assumptions per guidance of CastlePoint Special Committee and as referenced in Option B Transaction Assumptions. Market data as of 13-Mar-2008. Option B: Tower Acquisition of CastlePoint 14

PRELIMINARY DRAFT IV. Option C: CastlePoint Share Repurchase Option C: CastlePoint Share Repurchase 15

PRELIMINARY DRAFT Pro Forma Adjustments Option C: CastlePoint Share Repurchase ($ in millions) CastlePoint Repurchase CastlePoint Stand Alone Adjustments Pro Forma Market Cap (13-Mar-2008) $ 382.9 $(150.0) $ 232.9 Book Value (31-Dec-2007) 422.9 (150.0) 272.9 Total Debt $ 103.1 $ 80.0 $ 183.1 2008 Net Income $ 68.9 $(9.5) $ 59.4 Metrics Price / Book Value 0.91 x 0.85 x Price / 2008 Earnings 5.6 3.9 2008 ROACE 15.2% 19.8 % Debt / TAC 9.8 30.2 Note: Pro forma combination adjustments and other assumptions per guidance of CastlePoint Special Committee and as referenced in Option C Transaction Assumptions. Market data as of 13-Mar-2008. Option C: CastlePoint Share Repurchase 16

PRELIMINARY DRAFT Illustrative Pro Forma Impact Option C: CastlePoint $150mm Share Repurchase Stand Alone CastlePoint Repurchase Price CastlePoint $ 11.00 $ 11.50 $ 12.00 $ 12.50 $ 13.00 Premium Paid Premium to Current $ 10.00 10.0% 15.0% 20.0% 25.0% 30.0 % Premium to 1 Month VWAP 11.17 (1.5) 2.9 7.4 11.9 16.4 Premium to 3 Month VWAP 11.66 (5.7) (1.4) 2.9 7.2 11.5 Shares Repurchased (mm) 13.6 13.0 12.5 12.0 11.5 Pro Forma Ownership - Tower 6.7% 10.3% 10.1% 9.9% 9.7% 9.5% 2008 Pro Forma EPS Accretion / Dilution ($) $ 1.80 $ 0.61 $ 0.55 $ 0.50 $ 0.46 $ 0.42 Pro Forma Common BVPS (31-Dec-2007) $ 11.04 $ 11.07 $ 10.81 $ 10.58 $ 10.38 $ 10.20 CastlePoint Share Price Low (P / B Basis) 0.85 x $ 9.45 $ 9.23 $ 9.03 $ 8.86 $ 8.71 Medium (Revalued P / B Basis; 5.2x Implied Forward P/E)1 1.14 12.62 12.32 12.06 11.83 11.63 Pro Rata Cash / Share (Ex-Tower) $ 4.20 $ 4.20 $ 4.20 $ 4.20 $ 4.20 Pro Rata Value of Remaining CastlePoint (Ex-Tower) Low (P / B Basis) 0.85 x $ 5.84 $ 5.86 $ 5.87 $ 5.88 $ 5.90 Medium (Revalued P / B Basis; 5.2x Implied Forward P/E)1 1.14 7.80 7.82 7.84 7.86 7.87 High (P / 2008E) 6.0 8.94 8.96 8.98 9.00 9.02 Total Pro Rata Value to CastlePoint (Ex-Tower) Low (P / B Basis) 0.85 x $ 10.04 $ 10.06 $ 10.07 $ 10.08 $ 10.09 Medium (Revalued P / B Basis; 5.2x Implied Forward P/E)1 1.14 12.00 12.02 12.04 12.06 12.07 High (P / 2008E) 6.0 13.14 13.16 13.18 13.20 13.22 Note: Pro forma combination adjustments and other assumptions per guidance of CastlePoint Special Committee and as referenced in Option C Transaction Assumptions. Market data as of 13-Mar-2008. 1 Revalued P / B based on Price / Book vs. ROACE regression for Bermuda peers consisting of: AXS, ENH, AHL, PTP, VR, MRH, FSR, ACE, ACGL, AWH, PRE, RNR, and IPCR. Option C: CastlePoint Share Repurchase 17

PRELIMINARY DRAFT Appendix A: Assumptions Assumptions 18

PRELIMINARY DRAFT

Goldman Sachs

Transaction Assumptions
Option A: CastlePoint Acquisition of Tower

Market Data

- As of 13-Mar-2008

Financial Projections

- CastlePoint projections based on IBES estimates for 2008 and 2009, and grown at the 10% from 2010 - 2012, unless otherwise noted
- Tower projections based on IBES estimates for 2008 and 2009, and grown at the 10% from 2010 - 2012, unless otherwise noted

Purchase Accounting Adjustments

- Purchase accounting adjustments subject to further review with management
- Transaction closes 31-Dec-2007
- Transaction intangibles amortized over 10 years using sum-of-the-years' digits, tax-affected at 35.0%
- Assumes equity method accounting for Tower ownership in CastlePoint
- Assumes $0.0mm of total advisory, financing, and other deal-related expenses

Synergies

- Savings from reinsurance restructuring equal to $12.0mm in 2008
- Cost synergies equal to $1.2mm per year

Financing Sources

- Internal capital, trust preferred, straight debt, and common equity
- Assumes common equity investment into CastlePoint issued at $11.00 per share
- Assumes $75.0mm Michael Lee common equity investment into CastlePoint issued at $11.00 per share

Source	Cost	Tax Deductibility	Equity Credit
Excess Cash from Tower	5.5 %	Yes	NA
Excess Cash from CastlePoint	5.5	No	NA
Excess Cash from CPRe	5.5	No	NA
Straight Debt	7.0	Yes	0 %
Trust Preferred	8.5	Partial	50% up to 20% Hybrid Limit
Common Stock (without warrants)	NA	NA	NA

Assumptions 19

PRELIMINARY DRAFT

Goldman Sachs

Transaction Assumptions
Option B: Tower Acquisition of CastlePoint

Market Data

- As of 13-Mar-2008

Financial Projections

- CastlePoint projections based on IBES estimates for 2008 and 2009, and grown at the 10% from 2010 - 2012, unless otherwise noted
- Tower projections based on IBES estimates for 2008 and 2009, and grown at the 10% from 2010 - 2012, unless otherwise noted

Purchase Accounting Adjustments

- Purchase accounting adjustments subject to further review with management
- Transaction closes 31-Dec-2007
- Assumes equity method accounting for Tower ownership in CastlePoint
- Assumes $10.0mm of total advisory, financing, and other deal-related expenses

Synergies / Dissynergies

- One-time cost of accounting change for TRM from MGA to company of $0.0mm in 2008
- Pre-tax cost synergies equal to $2.0mm per year
- CastlePoint pre-tax income subject to 35.0% tax
- Tax dissynergy offset by FET savings and override realized by shifting premium

Financing Sources

- Internal capital, trust preferred, straight debt, and common equity
- Assumes common equity investment into CastlePoint issued at $10.00 per share

Source	Cost	Tax Deductibility	Equity Credit
Excess Cash from CastlePoint	5.5	Yes	NA
Excess Cash from CPRe	5.5	Yes	NA
Straight Debt	7.0	Yes	0 %
Common Stock	NA	Yes	NA

Assumptions 20

PRELIMINARY DRAFT

Goldman Sachs

Transaction Assumptions

Option C: CastlePoint Share Repurchase

Market Data

- As of 13-Mar-2008

Financial Projections

- CastlePoint projections based on IBES estimates for 2008 and 2009, and grown at the 10% from 2010 - 2012, unless otherwise noted

Pro Forma Accounting Adjustments

- Total Repurchase Amount: $150.0mm
- Transaction closes 31-Dec-2007
- Assumes $0.0mm of total advisory, financing, and other deal-related expenses

Financing Sources

- Internal capital and straight debt

Source	Amount	Cost %
CastlePoint Cash On-Hand	$ 70.0	5.5 %
Cash Contribution from CPRe	-	NA
Debt	80.0	7.0

Assumptions 21